UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 5, 2014

AMERICAN STANDARD ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-132948	20-2791397
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 North Scottsdale Road
Suite 1400
Scottsdale, Arizona		85251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 371-1929

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 8, 2014,  American Standard Energy, Corp. (the “Borrower”), a Nevada corporation and wholly-owned subsidiary of American Standard Energy Corp., a Delaware corporation (the “Company”), entered into an Amended and Restated Credit Agreement dated as of January 8, 2014  (the “Amended and Restated Credit Agreement”) with the lenders party thereto and Cortland Capital Market Services LLC as administrative agent and successor in interest to Macquarie Bank Limited ("Macquarie").  The Amended and Restated Credit Agreement provides to the Borrower a term loan facility in an aggregate original principal amount of $20,230,637.88 ("Term Loan A") and a term loan facility in an aggregate original principal amount of $26,119,362.12 ("Term Loan B" and, together with Term Loan A, the "Term Loans").  The interest rate on Term Loan A is fixed at a rate equal to 8.75% per annum and the interest rate on Term Loan B is fixed at a rate equal to 13.00% per annum.  The maturity date of the Term Loans is December 31, 2014.

The Borrower’s obligations under the Amended and Restated Credit Agreement are secured by the Borrower’s interest in substantially all of its oil and gas properties and the hydrocarbons produced from such properties, as well as the proceeds of the sale of such hydrocarbons.  The Company guaranteed the Borrower’s obligations under the Amended and Restated Credit Agreement and pledged to the administrative agent a security interest in the 100% of the capital stock of the Borrower as security for the Company’s obligations under the guaranty.

The foregoing description of the Amended and Restated Credit Agreement is not complete and is qualified in its entirety by reference to the full terms and conditions of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with the Amended and Restated Credit Agreement, the Company issued to PWCM Master Fund Ltd. a five year warrant (the “Warrant”) to purchase twenty-six million (26,000,000) shares of the Company’s common stock (the “Common Stock”) at a per share exercise price of $0.01.  The Warrant is subject to customary anti-dilution provisions.  The above referenced issuance was not registered under the Securities Act and all of the above referenced issuances qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, the holder of the Warrant  had the necessary investment intent as required by Section 4(2) since they agreed to and received securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

The foregoing description of the Warrant is not complete and is qualified in its entirety by reference to the full terms and conditions of the Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

In connection with the Amended and Restated Credit Agreement, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Saber Oil, LLC (“Saber”), the record holder of the Company’s Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”). Under the Exchange Agreement, effective January 8, 2014, Saber exchanged 35,400 shares of Series A Preferred

Stock on a one-for-one basis for 35,400 shares of Series B Cumulative Non-Redeemable Preferred Stock (the "Series B Preferred Stock") of the Company.

Item 3.02Unregistered Sales of Equity Securities.

See the description of the Warrant above.

On February 5, 2014, the Company issued awards of shares of common stock $.001 par value per share (the “Common Stock”) to each of the Company's directors. The aggregate fair value of the awards is $240,250.00, at a price of $0.50 per share of Common Stock, for a total of 480,500 shares of Common Stock. The awards represent the non-cash component of the compensation payable to the directors for their service on the board of directors during 2013.

In connection with the Exchange Agreement, the Company issued 35,400 shares of its Series B Preferred Stock to Saber in exchange for 35,400 shares of Series A Preferred Stock owned by Saber. In issuing the shares of Series B Preferred Stock in exchange for the Series A Preferred Stock, the Company relied on the exemption from registration under Section 3(a)(9) of the Securities Act.  The Company will not pay any compensation or fees to any party in connection with the issuance of the shares of Series B Preferred Stock.

Item 3.03Material Modification of Rights of Security Holders.

The Exchange Agreement provides that upon the exchange of the Series A Preferred Stock for Series B Preferred Stock, Saber waived its rights to all dividends, accrued or otherwise, that may have been due and owing by virture of its ownership of the Series A Preferred Stock. Upon the exchange, Saber released all obligations, rights, and claims related to its ownership of the Series A Preferred Stock.

The foregoing description of the Exchange Agreement is not complete and is qualified in its entirety by reference to the full terms and conditions of the Exchange Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Incorporation of the Company authorizes the issuance from time to time of shares of preferred stock. On January 15, 2014, the Company approved a Certificate of Designation to be filed with the Delaware Secretary of State following the closing of the Amended and Restated Credit Agreement on February 5, 2014, which, effective upon filing, designates a series of such Preferred Stock as “Series B Cumulative Non-Redeemable Preferred Stock,” authorizes 45,000 shares of Series B Cumulative Non-Redeemable Preferred Stock, par value $.001 per share, and sets forth the voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Series B Preferred Stock.

The Certificate of Designation for the Series B Preferred Stock is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation for the Company’s Series B Cumulative Non-Redeemable Preferred Stock

4.1	Warrant dated February 5, 2014

10.1
Amended and Restated Credit Agreement by and among American Standard Energy, Corp., a Nevada corporation, and Cortland Capital Market Services LLC and certain lenders party thereto, dated February 5, 2014

99.1	Exchange Agreement between the Company and Saber Oil, LLC dated February 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2014

AMERICAN STANDARD ENERGY CORP.

By: /s/ J. Steven Person
       J. Steven Person, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation for the Company’s Series B Cumulative Non-Redeemable Preferred Stock

4.1	Warrant dated February 5, 2014

10.1
Amended and Restated Credit Agreement by and among American Standard Energy, Corp., a Nevada corporation, and Cortland Capital Market Services LLC and certain lenders party thereto, dated February 5, 2014

99.1	Exchange Agreement between the Company and Saber Oil, LLC dated February 5, 2014